                                                           Exhibit No. 28(ii)(a)



                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended              September 30, 1994
                          ---------------------------------------------------

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                           (Full title of the Plan)



















                       ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                        Lancaster, Pennsylvania  17604
              (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                  Page No.
                                                                  -------

Item 1.  Statements of Net Assets                                    4
         ------------------------

         September 30, 1994 and 1993


Item 2.  Statements of Changes in Plan Equity                        5-7
         ------------------------------------

         (a)  Year ended September 30, 1994
         (b)  Year ended September 30, 1993
         (c)  Year ended September 30, 1992



Notes to Financial Statements                                        8-11
- -----------------------------

Item 3.  Independent Auditors' Report                               12
         ----------------------------

Exhibits
- --------

24.  Consent of Independent Auditors

                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                           RETIREMENT SAVINGS PLAN FOR SALARIED
                           EMPLOYEES OF ARMSTRONG WORLD INDUSTRIES, INC.



March 24, 1995             By:      /s/E. A. Deaver
                               ----------------------------------------
                               E. Allen Deaver
                               Chairman of the Retirement Committee

                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                            Statements of Net Assets
                          September 30, 1994 and 1993


                                      1994

                             Commingled      Specialized        Money       Fixed Income     Armstrong       "OTC"
                             Equity Fund     Equity Fund     Market Fund        Fund         Stock Fund   Portfolio Fd.
                             -----------     -----------     -----------    ------------     ----------   -------------

Assets:

Investments in master trust
 at fair value (note 3)      $20,074,514     $40,885,939     $2,364,783     $108,691,987     $7,203,780     $2,199,833
                             -----------     -----------     ----------     ------------     ----------     ----------

  Total assets               $20,074,514     $40,885,939     $2,364,783     $108,691,987     $7,203,780     $2,199,833
                             -----------     -----------     ----------     ------------     ----------     ----------

Plan equity                  $20,074,514     $40,885,939     $2,364,783     $108,691,987     $7,203,780     $2,199,833
                             ===========     ===========     ==========     ============     ==========     ==========
                                 Asset       Asset Mgr.     Asset Mgr.        Loan
                             Manager Fund   Income Fund    Growth Fund   Portfolio Fund      Total
                             ------------   -----------    -----------   --------------      -----

Assets:

Investments in master trust
 at fair value (note 3)       $3,488,114     $1,766,979     $4,767,677     $3,159,183     $194,602,789
                              ----------     ----------     ----------     ----------     ------------

  Total assets                $3,488,114     $1,766,979     $4,767,677     $3,159,183     $194,602,789
                              ----------     ----------     ----------     ----------     ------------

Plan equity                   $3,488,114     $1,766,979     $4,767,677     $3,159,183     $194,602,789
                              ==========     ==========     ==========     ==========     ============

                                     1993

                             Commingled      Specialized        Money       Fixed Income     Armstrong       "OTC"
                             Equity Fund     Equity Fund     Market Fund        Fund         Stock Fund   Portfolio Fd.
                             -----------     -----------     -----------    ------------     ----------   -------------
Assets:

Investments in master trust
 at fair value (note 3)      $21,907,057     $38,103,999     $2,664,691     $110,188,428     $7,121,870     $1,601,565
                             -----------     -----------     ----------     ------------     ----------     ----------

  Total assets               $21,907,057     $38,103,999     $2,664,691     $110,188,428     $7,121,870     $1,601,565
                             -----------     -----------     ----------     ------------     ----------     ----------

Plan equity                  $21,907,057     $38,103,999     $2,664,691     $110,188,428     $7,121,870     $1,601,565
                             ===========     ===========     ==========     ============     ==========     ==========
                                 Asset       Asset Mgr.     Asset Mgr.        Loan
                             Manager Fund   Income Fund    Growth Fund   Portfolio Fund      Total
                             ------------   -----------    -----------   --------------      -----
Assets:

Investments in master trust
 at fair value (note 3)       $  297,227     $   85,542     $   94,578     $3,512,435     $185,577,392
                              ----------     ----------     ----------     ----------     ------------

  Total assets                $  297,227     $   85,542     $   94,578     $3,512,435     $185,577,392
                              ----------     ----------     ----------     ----------     ------------

Plan equity                   $  297,227     $   85,542     $   94,578     $3,512,435     $185,577,392
                              ==========     ==========     ==========     ==========     ============

See accompanying notes to financial statements.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                     Statements of Changes in Plan Equity
                Years Ended September 30, 1994, 1993, and 1992


                                     1994

                                    Commingled      Specialized        Money       Fixed Income     Armstrong       "OTC"
                                    Equity Fund     Equity Fund     Market Fund        Fund         Stock Fund   Portfolio Fd.
                                    -----------     -----------     -----------    ------------     ----------   -------------
Plan equity at October 1, 1993      $21,907,057     $38,103,999     $2,664,691     $110,188,428     $7,121,870     $1,601,565
                                    -----------     -----------     ----------     ------------     ----------     ----------

Increases in plan equity:
  Contributions                       1,090,512       3,079,493        152,506        3,385,978        200,709        233,587
  Dividends                             765,667       3,849,084         81,375               --        201,625        101,625
  Interest                               41,595          76,371         12,314        7,807,669          5,530          6,767

  Realized gain(loss) on
   investments (note 3)                 874,833         464,049             --               --        247,166        (17,970)
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries, Inc.         863           9,604         11,437          (19,965)        11,126          4,568
  Loan activity, net                    (21,731)        169,552          9,773          135,007         15,947         52,702
                                    -----------     -----------     ----------     ------------     ----------     ----------
                                      2,751,739       7,648,153        267,405       11,308,689        682,103        381,279
                                    -----------     -----------     ----------     ------------     ----------     ----------

Decreases in plan equity:
  Unrealized appreciation
   (depreciation) of investments       (931,592)     (4,829,281)            --               --         52,533        (86,928)
  Benefits paid (note 4)               (644,466)     (1,497,530)      (108,573)      (5,927,743)      (189,656)       (60,685)
  Interfund transfers, net           (3,008,224)      1,460,598       (458,740)      (6,877,387)      (463,070)       364,602
                                    -----------     -----------     ----------     ------------     ----------     ----------

                                     (4,584,282)     (4,866,213)      (567,313)     (12,805,130)      (600,193)       216,989
                                    -----------     -----------     ----------     ------------     ----------     ----------

Plan equity at September 30, 1994   $20,074,514     $40,885,939     $2,364,783     $108,691,987     $7,203,780     $2,199,833
                                    ===========     ===========     ==========     ============     ==========     ==========
                                       Asset       Asset Mgr.     Asset Mgr.        Loan
                                   Manager Fund   Income Fund    Growth Fund   Portfolio Fund      Total
                                   ------------   -----------    -----------   --------------      -----
Plan equity at October 1, 1993      $  297,227     $   85,542     $   94,578     $3,512,435     $185,577,392
                                    ----------     ----------     ----------     ----------     ------------

Increases in plan equity:
  Contributions                        266,340         90,079        536,559             --        9,035,763
  Dividends                            153,211         89,541        111,463             --        5,353,591
  Interest                               6,495          3,131         10,971             --        7,970,843

  Realized gain(loss) on
   investments (note 3)                (10,039)       (23,524)       (15,473)            --        1,519,042
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries, Inc.         --             --          1,120         (8,145)          10,608
  Loan activity, net                     4,329        (68,420)        47,948       (345,107)              --
                                    ----------     ----------     ----------     ----------     ------------

                                       420,336         90,807        692,588       (353,252)      23,889,847
                                    ----------     ----------     ----------     ----------     ------------

Decreases in plan equity:
  Unrealized appreciation
   (depreciation) of investments      (162,610)       (68,890)       (82,171)            --       (6,108,939)
  Benefits paid (note 4)              (189,598)       (61,703)       (75,557)            --       (8,755,511)
  Interfund transfers, net           3,122,759      1,721,223      4,138,239             --               --
                                    ----------     ----------     ----------     ----------     ------------

                                     2,770,551      1,590,630      3,980,511             --      (14,864,450)
                                    ----------     ----------     ----------     ----------     ------------

Plan equity at September 30, 1994   $3,488,114     $1,766,979     $4,767,677     $3,159,183     $194,602,789
                                    ==========     ==========     ==========     ==========     ============

See accompanying notes to financial statements.                      (Continued)

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued


                                     1993

                                    Commingled      Specialized        Money       Fixed Income     Armstrong       "OTC"
                                    Equity Fund     Equity Fund     Market Fund        Fund         Stock Fund   Portfolio Fd.
                                    -----------     -----------     -----------    ------------     ----------   -------------
Plan equity at October 1, 1992      $19,886,879     $27,493,135     $2,800,063     $103,489,554     $4,960,888     $       --
                                    -----------     -----------     ----------     ------------     ----------     ----------

Increases in plan equity:
  Contributions                       1,384,117       2,551,576        171,760        4,044,086        164,903        230,659
  Dividends                             679,115       3,697,160         83,909               --        203,773        122,231
  Interest                               60,943          80,967         27,305        8,412,031          5,793          4,072

  Realized gain(loss) on
   investments (note 3)                 573,187         319,808             --               --        (23,113)          (363)
  Unrealized appreciation
   (depreciation) of investments      1,269,718       4,787,209             --               --      2,081,543        (19,487)
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries, Inc.      (9,500)        (96,958)        (7,156)         259,981          7,437        (11,638)
  Loan activity, net                   (183,935)        (57,356)        (6,215)         181,848         16,858         23,420
                                    -----------     -----------     ----------     ------------     ----------     ----------

                                      3,773,645      11,282,406        269,603       12,897,946      2,457,194        348,894
                                    -----------     -----------     ----------     ------------     ----------     ----------

Decreases in plan equity:
  Benefits paid (note 4)               (719,211)     (1,188,862)      (249,513)      (5,282,177)      (162,630)            --
  Interfund transfers, net           (1,034,256)        517,320       (155,462)        (916,895)      (133,582)     1,252,671
                                    -----------     -----------     ----------     ------------     ----------     ----------

                                     (1,753,467)       (671,542)      (404,975)      (6,199,072)      (296,212)     1,252,671
                                    -----------     -----------     ----------     ------------     ----------     ----------

Plan equity at September 30, 1993   $21,907,057     $38,103,999     $2,664,691     $110,188,428     $7,121,870     $1,601,565
                                    ===========     ===========     ==========     ============     ==========     ==========
                                       Asset       Asset Mgr.     Asset Mgr.        Loan
                                   Manager Fund   Income Fund    Growth Fund   Portfolio Fund      Total
                                   ------------   -----------    -----------   --------------      -----


Plan equity at October 1, 1992      $       --     $       --     $       --     $3,547,189     $162,177,708
                                    ----------     ----------     ----------     ----------     ------------

Increases in plan equity:
  Contributions                          1,055            770          2,970             --        8,551,896
  Dividends                                458             --             --             --        4,786,646
  Interest                                  19             20             22             --        8,591,172

  Realized gain(loss) on
   investments (note 3)                     --             --             --             --          869,519
  Unrealized appreciation
   (depreciation) of investments           205            595            825             --        8,120,608
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries, Inc.         --             --             --        (59,707)          82,459
  Loan activity, net                       128            124            175         24,953               --
                                    ----------     ----------     ----------     ----------     ------------

                                         1,865          1,509          3,992        (34,754)      31,002,300
                                    ----------     ----------     ----------     ----------     ------------

Decreases in plan equity:
  Benefits paid (note 4)                    --             --           (223)            --       (7,602,616)
  Interfund transfers, net             295,362         84,033         90,809             --               --
                                    ----------     ----------     ----------     ----------     ------------

                                       295,362         84,033         90,586             --       (7,602,616)
                                    ----------     ----------     ----------     ----------     ------------

Plan equity at September 30, 1993   $  297,227     $   85,542     $   94,578     $3,512,435     $185,577,392
                                    ==========     ==========     ==========     ==========     ============

See accompanying notes to financial statements.                      (Continued)

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued


                                     1992

                                    Commingled    Specialized      Money      Fixed Income  Armstrong        Loan
                                    Equity Fund   Equity Fund   Market Fund       Fund      Stock Fund  Portfolio Fund    Total
                                    -----------   -----------   -----------  -------------  ----------  --------------     -----
Plan equity at October 1, 1991      $18,728,412   $22,868,411   $2,518,571   $ 94,446,481   $4,978,681   $3,318,457    $146,859,013
                                    -----------   -----------   ----------   ------------   ----------   ----------    ------------

Increases in plan equity:
  Contributions                       1,368,039     2,156,761      177,318      4,156,871      161,102           --       8,020,091
  Dividends                             736,870     3,312,128      106,509             --      191,137           --       4,346,644
  Interest                               68,311        77,739       40,178      8,799,164        7,040           --       8,992,432

  Realized gain(loss) on
   investments (note 3)                 547,755       412,818           --             --      (15,536)          --         945,037

  Loan activity, net                   (311,423)     (119,816)      31,222        102,779       25,620      271,618              --
                                    -----------   -----------   ----------   ------------   ----------   ----------    ------------

                                      2,409,552     5,839,630      355,227     13,058,814      369,363      271,618      22,304,204
                                    -----------   -----------   ----------   ------------   ----------   ----------    ------------

Decreases in plan equity:
  Unrealized appreciation
   (depreciation) of investments        683,621    (1,511,517)          --             --     (539,308)          --      (1,367,204)
  Transfers to other
   employee benefit plans of
   Armstrong World Industries, Inc.     (74,230)       (3,661)     (26,147)       (44,044)     (21,214)          --        (169,296)
  Benefits paid (note 4)               (823,104)     (894,803)     (59,799)    (3,558,349)     (70,068)     (42,886)     (5,449,009)
  Interfund transfers, net           (1,037,372)    1,195,075       12,211       (413,348)     243,434           --              --
                                    -----------   -----------   ----------   ------------   ----------   ----------    ------------

                                     (1,251,085)   (1,214,906)     (73,735)    (4,015,741)    (387,156)     (42,886)     (6,985,509)
                                    -----------   -----------   ----------   ------------   ----------   ----------    ------------

Plan equity at September 30, 1992   $19,886,879   $27,493,135   $2,800,063   $103,489,554   $4,960,888   $3,547,189    $162,177,708
                                    ===========   ===========   ==========   ============   ==========   ==========    ============

See accompanying notes to financial statements.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                         Notes to Financial Statements


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at contract value which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          --------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     The Plan was established on August 1, 1983, under the name the Savings Investment Plan for Salaried Employees of Armstrong World Industries, Inc. On November 30, 1987, the Board of Directors of Armstrong amended the Plan effective February 1, 1988, to permit investments by participants in an Armstrong Common Stock Fund and to change its name to the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc.

     During the Plan year ended September 30, 1993, four investment options were added to the Plan. Effective January 1, 1993, an over-the-counter portfolio mutual fund was made available for participant investment and, effective September 1, 1993, three Asset Manager mutual funds became investment options.

     The plan is a defined contribution plan established for the purpose of providing to eligible salaried employees of Armstrong World Industries, Inc. (the Company) a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees.

     Participants may elect to make contributions to the Plan in each of the following methods:

     1. Up to 15% of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     2.   Up to 10% of their after-tax compensation.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)



(3)  Investments in Master Trust
     ---------------------------

     Assets are held in a Master Trust administered by Fidelity Management Trust Co., as Trustee, and are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1994, there were 1,383 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1994, there were 2,120 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1994, there were 460 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1994, the interest rates ranged between 5.69% and 12.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1994, there were 3,086 active participants in this investment fund.

5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1994, there were 2,081 active participants in this investment fund. Common stock shares held by the fund at September 30, 1994 and 1993 were 166,081 and 171,096, respectively.

6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1994, there were 268 active participants in this investment fund.

7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1994, there were 300 active participants in this investment fund.

8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1994, there were 103 active participants in this investment fund.

9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1994, there were 433 active participants in this investment fund.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)


10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1994, there were 1,600 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1994 and 1993:


                                September 30, 1994          September 30, 1993
                                ------------------          ------------------
    Investment                  Cost    Fair Value          Cost    Fair Value
    ----------                  ----    ----------          ----    ----------
Commingled equity       $ 15,876,898  $ 20,074,514  $ 16,777,849  $ 21,907,057
Specialized equity        37,565,450    40,885,939    29,954,229    38,103,999
Money market               2,364,783     2,364,783     2,664,691     2,664,691
Fixed income             108,691,987   108,691,987   110,188,428   110,188,428
Armstrong stock            5,972,640     7,203,780     5,943,263     7,121,870
OTC portfolio              2,306,248     2,199,833     1,621,052     1,601,565
Asset manager              3,650,519     3,488,114       297,022       297,227
Asset manager income       1,835,274     1,766,979        84,947        85,542
Asset manager growth       4,849,023     4,767,677        93,753        94,578
Loan portfolio             3,159,183     3,159,183     3,512,435     3,512,435
                        ------------  ------------  ------------  ------------
                        $186,272,005  $194,602,789  $171,137,669  $185,577,392
                        ============  ============  ============  ============

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1994, 1993, and 1992 are presented below:

                               Aggregate       Aggregate         Realized
                               ---------       ---------         --------
     1994                       Proceeds            Cost       Gain(Loss)
     ----                       --------            ----       ----------
Commingled equity            $ 4,197,432     $ 3,322,599       $  874,833
Specialized equity             4,209,579       3,745,530          464,049
Armstrong stock                  827,356         580,190          247,166
OTC portfolio                    506,960         524,930          (17,970)
Asset manager                    428,433         438,472          (10,039)
Asset manager income             987,917       1,011,441          (23,524)
Asset manager growth             473,242         488,715          (15,473)
                             -----------     -----------       ----------
                             $11,630,919     $10,111,877       $1,519,042
                             ===========     ===========       ==========

     1993
     ----

Commingled equity            $ 3,120,551     $ 2,547,364       $  573,187
Specialized equity             3,914,772       3,594,964          319,808
Armstrong stock                  432,085         455,198          (23,113)
OTC portfolio                    604,721         605,084             (363)
                             -----------     -----------       ----------
                             $ 8,072,129     $ 7,202,610       $  869,519
                             ===========     ===========       ==========

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                  Notes to Financial Statements, (Continued)


      1992                     Aggregate       Aggregate        Realized
      ----                     ---------       ---------        --------
                                Proceeds            Cost      Gain(Loss)
                                --------            ----      ----------
Commingled equity            $ 2,463,737     $ 1,915,982       $ 547,755
Specialized equity             2,348,309       1,935,491         412,818
Armstrong stock                  147,651         163,187         (15,536)
                             -----------     -----------       ----------
                             $ 4,959,697     $ 4,014,660       $  945,037
                             ===========     ===========       ==========

(4)  Benefits
     --------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

     Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

(5)  Obligation for Benefits
     -----------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or insurance contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an insurance contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

     The Internal Revenue Service issued its latest determination letter on November 14, 1989, which stated that the Plan qualifies under the applicable provisions of the Internal Revenue Code and therefore is exempt from federal income taxes. The Plan has been amended to conform with current tax law changes. The amended Plan instruments will be submitted to the Internal Revenue Service for a letter of determination that the Plan continues to qualify as exempt from federal taxes. In the opinion of the Plan administrator, the Plan remains qualified under the applicable provisions of the Internal Revenue Code.

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1994 and 1993 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1994 and 1993 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
January 19, 1995

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18996 on Form S-8 of Armstrong World Industries, Inc. of our report dated January 19, 1995, relating to the statements of net assets of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1994 and 1993 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994, which report is included herein.

KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
March 23, 1995